eBay Inc. Outlines Global Business Strategy at 2006 Analyst Conference

San Jose, Calif., May 4, 2006 — eBay Inc., (Nasdaq: EBAY; www.ebay.com), today held its annual financial analyst conference in San Jose, California, during which the company highlighted the fundamental strength of its three businesses: Marketplaces, Payments, and Communications. The company also described its expanded vision of the future, outlining a multi-brand strategy to accelerate growth in its current businesses and gain share in new addressable markets.

Executives demonstrated how the continued focus on innovation enables each of the company’s flagship brands – eBay, PayPal, and Skype – to grow as standalone businesses, participate in larger markets, and create entirely new ones. Management also described how these three businesses are complementing and reinforcing one another, which is leading to entirely new opportunities and monetization models. As examples of this “Power of Three,” company leaders referenced how the integration of PayPal on eBay increased adoption of the payments service, which made it possible for PayPal to successfully serve merchants selling outside the eBay marketplace. In addition, they cited how eBay and Skype, working together, can accelerate both businesses and also lead to the creation of new ecommerce formats and businesses. Similarly, integration of PayPal and Skype can result in accelerated usage of both offerings.

”Across all of our businesses, we see greater opportunities for future growth than ever before,” said Meg Whitman, President and CEO, eBay Inc. “Each of our brands is the global leader in its space and well positioned to pursue new opportunities and accelerate growth. Together, they’re working to turbo charge one another. Our multi-brand strategy is opening up entirely new vistas of opportunity for the company.”

Marketplaces

eBay executives summarized the strength of the Marketplaces business, which includes eBay, Shopping.com, and classifieds websites. In the first quarter of 2006, eBay’s Marketplaces delivered more than $1 billion in revenue for the first time.

eBay North America leaders described its unparalleled value proposition to sellers and buyers, and highlighted its expertise at driving demand through integrated marketing initiatives including paid and natural search. In the past year, eBay has increased the size of its paid-search keyword portfolio more than twenty times to 15 million while simultaneously reducing cost per keyword by 74%. The international e-commerce market is evolving rapidly, and executives discussed how eBay is responding effectively to challenges. In Europe, eBay is on track to be a bigger business than it is in the United States, while Asia remains eBay’s fastest growing region with tremendous long-term potential.

Executives detailed how eBay will build on its existing strengths and expand its market opportunities by meeting the needs of multi-channel sellers and buyers through a range of tailored shopping experiences and new monetization models. Properties such as eBay Express, ProStores, eBay Stores, and Shopping.com give eBay entry into the market for new, in-season products. Classifieds marketplaces, including Kijiji and Marktplaats.nl, allow eBay to address the local goods and services market. The company previewed eBay Motors 2.0, a new tailored shopping experience that will offer the best of eBay Motors’ national marketplace combined with a local offering. The continued integration of Skype will enable eBay to build ecommerce platforms based on lead-generation business models.

Payments

PayPal’s management team reviewed the performance of the online payments service, which saw the first quarter of 2006 end with more than 105 million accounts worldwide and $8.8 billion in total payment volume. Executives described the three global business opportunities being pursued by the business: payments on eBay Marketplaces, Merchant Services, and areas beyond online payments.

When PayPal is integrated into an existing eBay marketplace, the company has consistently seen acceleration of growth in both businesses. PayPal plans to use product innovation, continued global expansion, and integration on new eBay properties, such as eBay Express, to grow the business in 2006 and beyond. Merchant Services remains a strategic priority for PayPal, and is experiencing accelerating growth in the United States. The company is expanding its focus from sole proprietors and small and mid-sized businesses to include large merchants.

PayPal executives plan to expand PayPal’s reach beyond online payments into areas such as financial products, including PayPal Credit, and mobile payments. Leaders recapped the April launch of PayPal Mobile, which offers person-to-person, text-to-buy and text-to-give functionality.

Communications

Skype executives outlined their vision to enable the world’s online conversations and the enormous business opportunities that exist for Skype. Company leaders detailed their success to date, highlighting that Skype recently surpassed the 100 million mark for registered users. Rapid product innovation in areas such as Skype Video and Web presence, a robust infrastructure and a thriving ecosystem of hardware and software developers, have created a sustainable leadership position for Skype in the online communications industry.

Company management detailed Skype’s existing revenue opportunities from SkypeOut, SkypeIn, voicemail and other services, and discussed several new areas of revenue opportunity for Skype. Communities and content revenue will be driven by innovative new offerings such as avatars, ring tones, and Skypecasts, a platform for public discussions on any subject, making Skype the marketplace for the world’s conversations. Deeper integration with eBay and PayPal can increase usage of Skype, and the development of new Skype-powered lead generation-based businesses can enable the company to tap into entirely new addressable markets.

“Power of Three” Synergies

Executives said that, as standalone businesses, eBay, PayPal and Skype have the ability to pursue new market opportunities and capture future growth. Working together, these three businesses can create entirely new opportunities for innovation and expansion, and redouble the strength of the company’s leadership position.

Executives highlighted the company’s track record of synergy between eBay and PayPal, recapping PayPal’s success at reducing friction in the payment process between buyers and sellers on the marketplace. PayPal accelerated the velocity of trade on eBay while millions of new users from eBay made PayPal more attractive to merchants of all types. eBay believes that the integration of Skype can create the same dynamic the company saw between eBay and PayPal.

Company leaders described how Skype can help facilitate trade on eBay, especially in high involvement and high price categories, such as Motors, Business & Industrial and Real Estate. Early efforts, such as the inclusion of SkypeMe buttons in listings on several international eBay sites, are showing promising results. Officials also laid the groundwork for new integration ideas that are in the concept stage, such as a lead-generation platform. This pay-per-lead offering, powered by Skype, could address ecommerce segments that aren’t well served by eBay’s transactional model, such as local services and new cars.

Combining Skype and PayPal also opens up new opportunities. PayPal has already embedded its service into Skype payment flows, making paying for Skype services easy, which can boost Skype’s revenues and increase PayPal’s payment volume, while accelerating adoption of both offerings. Executives previewed several deeper integration ideas between the two businesses. Building Send and Request Money functionality into the Skype client and giving a PayPal Wallet to every Skype user are two concepts that could help cement PayPal’s position as the preferred way to pay for millions of Skype users.

Financial Review

eBay Inc. CFO Bob Swan reviewed the company’s attractive economic model, characterized by high growth rates on the top and bottom line, strong operating margins, low capital intensity, and strong cash flows. This combination has helped eBay outpace the growth of e-commerce as a whole since 2002. The company intends to leverage its portfolio of businesses to grow faster than e-commerce by extending its current offerings and expanding into new areas beyond e-commerce.

Swan detailed the financial objectives for each of the three businesses. For eBay Marketplaces, growth will be driven by expanding the core business, entering into new in-season product markets and monetizing classifieds platforms, with long-term non-GAAP operating margins for that business expected to range between 35 and 40%. PayPal growth will be driven by adoption on eBay around the globe, Merchant Services, and the expansion beyond online payments, with long-term non-GAAP operating margins expected to range between 20 and 25%. Skype’s growth will come from acquiring new users, enhancing the product offering, improving monetization and building out its developer ecosystem. Ultimate long-term non-GAAP operating margins for Skype are also expected to range between 20 and 25%.

The company’s long-term goal is to expand overall non-GAAP operating margins above the 33% projected for 2006. The company plans to offset the impact of the growth of PayPal and Skype, which are structurally lower-margin businesses, by delivering active customers at a lower cost, improving the effectiveness of product development, and optimizing efficiencies in the businesses.

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About eBay Inc.

Founded in 1995, eBay pioneers communities built on commerce, sustained by trust, and inspired by opportunity. eBay enables ecommerce on a local, national and international basis with an array of websites – including the eBay Marketplaces, PayPal, Skype, Kijiji, Rent.com and Shopping.com – that bring together millions of buyers and sellers every day.

Forward-Looking Statements

This press release contains forward-looking statements relating to the future performance of eBay and its consolidated subsidiaries, as well as the estimated impact of expensing stock options under FAS 123R “Share-Based Payment” effective in Q1-06. Those statements involve risks and uncertainties, and the company’s actual results could differ materially from those discussed. Factors that could cause or contribute to such differences include, but are not limited to: the company’s need to manage an increasingly large enterprise with a broad range of businesses of varying degrees of maturity; the company’s need to increasingly achieve growth from its existing users as well as from new users in its more established markets; the company’s ability to deal with the increasingly competitive ecommerce environment, including competition for its sellers from other trading sites and other means of selling, and competition for its buyers from other merchants, online and offline; the need to integrate, manage, and profitably expand its recently-acquired businesses, the regulatory and competitive risks specific to Skype; the litigation, regulatory, credit card association, and other risks specific to PayPal, especially as it continues to expand geographically; the company’s need to manage other regulatory, tax, and litigation risks even as its product offerings expand and its services are offered in more jurisdictions; the company’s ability to upgrade and develop its systems, infrastructure and customer service capabilities to accommodate growth at a reasonable cost; the company’s ability to maintain site stability and performance on all of its sites while adding new products and features in a timely fashion; fluctuations in foreign exchange rates; the company’s ability to profitably expand its model to new types of merchandise and sellers; assumptions and methods used to value and expense stock options provided to employees; and, the company’s ability to profitably integrate and manage recent and future acquisitions and other transactions. The forward looking statements in this release do not include the potential impact of any acquisitions that may be completed after the date hereof.

More information about factors that could affect the company’s operating results is included under the captions “Risk Factors That May Affect Results of Operations and Financial Condition” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by visiting the company’s investor relations site at http://investor.ebay.com. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to the company on the date hereof. eBay assumes no obligation to update such statements.

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